CUSTODIAN CONTRACT
                                     Between
                             TIAA-CREF MUTUAL FUNDS,
                             TEACHERS ADVISORS, INC.
                                       and
                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
1.  Employment of Custodian and Property to be Held By It....................  1

2.  Duties of the Custodian with Respect to Property
    of the Fund Held by the Custodian in the United States...................  2

    2.1      Holding Securities..............................................  2
    2.2      Delivery of Securities..........................................  2
    2.3      Registration of Securities......................................  4
    2.4      Bank Accounts...................................................  4
    2.5      Availability of Federal Funds...................................  4
    2.6      Collection of Income and Dividends..............................  5
    2.7      Payment of Fund Monies..........................................  5
    2.8      Liability for Payment in Advance of
             Receipt of Securities Purchased.................................  6
    2.9      Appointment of Agents...........................................  6
    2.10     Deposit of Fund Assets in U.S. Securities System................  6
    2.11     Fund Assets Held in the Custodian's Direct
             Paper System....................................................  7
    2.12     Segregated Account..............................................  8
    2.13     Ownership Certificates for Tax Purposes.........................  9
    2.14     Proxies.........................................................  9
    2.15     Communications Relating to Portfolio Securities.................  9

3.  Duties of the Custodian with Respect to Property of
    the Fund Held Outside of the United States...............................  9

    3.1      Appointment of Foreign Sub-Custodians...........................  9
    3.2      Assets to be Held...............................................  9
    3.3      Foreign Securities Systems......................................  9
    3.4      Holding Securities.............................................. 10
    3.5      Agreements with Foreign Banking Institutions.................... 10
    3.6      Access of Independent Accountants of the Fund................... 10
    3.7      Reports by Custodian............................................ 10
    3.8      Transactions in Foreign Custody Account......................... 10
    3.9      Liability of Foreign Sub-Custodians............................. 11
    3.10     Liability of Custodian.......................................... 12
    3.11     Monitoring Responsibilities..................................... 12
    3.12     Branches of U.S. Banks.......................................... 12
    3.13     Tax Law......................................................... 12
    3.14     Proxies......................................................... 13

4.  Payments for Sales or Repurchase or Redemptions
    of Shares of the Fund.................................................... 13

5.  Proper Instructions...................................................... 13

6.  Actions Permitted Without Express Authority.............................. 14

7.  Evidence of Authority.................................................... 14

8.  Duties of Custodian With Respect to the Books of Account
    and Calculation of Net Asset Value and Net Income........................ 14

9.  Records  ................................................................ 15

10. Opinion of Fund's Independent Accountants................................ 15

11. Reports to Fund by Independent Public Accountants........................ 15

12. Compensation of Custodian................................................ 15

13. Responsibility of Custodian, Indemnification............................. 16

    13.1     Standard of Care................................................ 16
    13.2     Liability of Custodian for Actions of Other Persons............. 17
    13.3     Indemnification................................................. 18
    13.4     Fund's Right to Proceed......................................... 20

14. Effective Period, Termination and Assignment............................. 20

15. Successor Custodian...................................................... 21

16. Amendments............................................................... 22

17. Interpretive and Additional Provisions................................... 22

18. Additional Funds......................................................... 22

19. Massachusetts Law to Apply............................................... 22

20. Prior Contracts.......................................................... 22

21. Reproduction of Documents................................................ 22

22. Shareholder Communications............................................... 23

23. No Liability of Shareholders............................................. 23

                               CUSTODIAN CONTRACT

      This Contract between TIAA-CREF Mutual Funds, a business trust organized and existing under the laws of Delaware, having its principal place of business at 730 Third Avenue, New York, New York 10017 hereinafter called the "Fund", Teachers Advisors, Inc., a corporation organized under the laws of Delaware, having its principal place of business at 730 Third Avenue, New York, New York 10017 hereinafter called "Advisors" and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                   WITNESSETH:

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Fund intends to initially offer shares in six series, the International Equity Fund, Growth Equity Fund, Growth & Income Fund, Managed Allocation Fund, Bond Plus Fund and Money Market Fund (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with Article 17, being herein referred to as the "Portfolio(s)");

      WHEREAS, Advisors and the Fund have entered into an investment management agreement pursuant to which Advisors will provide or arrange to provide overall management to the Fund, including investment management and custody; and

      WHEREAS, the Fund and Advisors desire to appoint the Custodian as custodian on behalf of each of its Portfolios in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, under the terms and conditions set forth in this Contract, and the Custodian has agreed so to act as custodian.

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.    Employment of Custodian and Property to be Held by It

      The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Fund's governing documents. The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall be responsible for all securities, cash and other property owned or held by the fund which is received by the Custodian in accordance with the provisions of Article 13. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

      Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Fund on behalf of the applicable Portfolio(s), and provided that the Custodian shall have not more or less responsibility to the Fund on account of any actions or omissions of any sub-custodian so employed than any sub-custodian has to the Custodian, and further provided that the Custodian shall not release the sub-custodian from any responsibility or liability unless mutually agreed upon by the parties in writing. The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to
      Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a "U.S. Securities System") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.11.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

      2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

      3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

      4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

      5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

      7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's failure to act in accordance with its duties as set forth in Section 13;

      8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities or such other property as mutually agreed upon by the parties.

      11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

      12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

      13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

      14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

      15) For any other corporate purpose, but only upon receipt of, Proper Instructions from the Fund on behalf of the applicable Portfolio.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.6 Collection of Income and Dividends. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of
      Section 2.2 (10) shall be the responsibility of the Fund. Unless otherwise agreed to in writing, the Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

      1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

      2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

      3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

      4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      5) For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Fund;

      6) For payment of the amount of dividends received in respect of securities sold short;

      7) For repayment of a loan upon redelivery of pledged securities and upon surrender of the loan note(s), if any, evidencing the loan;

      8) For any other corporate purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under
      Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

      1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

      3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio.

      4) The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

      5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Article 14 hereof;

      6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.11 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

      1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

      2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

      4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

      5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the U.S. Securities System for the account of the Portfolio;

      6) The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other corporate purposes, upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.14 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian to take such action prior to the time agreed to by the Custodian and the Fund.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

3.1 Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Portfolio's securities, cash and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Article 5 of this Contract, together with a certified resolution of the Fund's Board of Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Portfolio's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in Rule 17f-5 under the Investment Company Act of 1940, (b) cash and cash equivalents in such amounts as the Fund may determine; and (c) other assets as are mutually agreed by the parties. The Custodian shall identify on its books as belonging to the Fund, the foreign securities, cash and other assets of the Fund held by each foreign sub-custodian.

3.3 Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Portfolios shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside of the United States (each a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the "Securities Systems"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4 Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that: (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7 Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities, cash and other assets of the Portfolio(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Portfolio(s) securities, cash and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Portfolio indicating, as to securities acquired for a Portfolio, the identity of the entity having physical possession of such securities.

3.8 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and
      2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

            (b) In the case of the purchase of securities, the settlement of which occurs outside of the United States of America: (i) the Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Section 13 hereof; (ii) in the case of the purchase of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the receipt of such securities and the payment therefor take place in different countries, the Custodian may receive delivery of such securities and make payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of Care set forth in Section 13 hereof.

            In the case of the sale of securities, the settlement of which occurs outside of the United States of America: (i) such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Section 13 hereof; (ii) in the case of the sale of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the delivery of such securities and receipt of payment therefor take place in different countries, the Custodian may deliver such securities and receive payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Section 13 hereof; and (iii) in the case of securities held in physical form, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such securities, prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.

            For purposes of this Contract , an "Institutional Client" shall mean a major commercial bank, corporation, insurance company or substantially similar institution, which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.

            (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian, other than a branch or subsidiary of the Custodian, shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim. A foreign sub-custodian which is a branch or subsidiary of the Custodian shall be held to the standard of care set forth in Section 13 for the Custodian.

3.10 Liability of Custodian. Except as provided in paragraph 3.9 hereof with respect to a branch or subsidiary of the Custodian, the Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., or other branches or subsidiaries of the Custodian, the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised the standard of care set forth in Article 13 hereof.

3.11 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, or such other periods as the parties may agree, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will not meet the requirements of Rule 17f-5 under the Investment Company Act of 1940 for custodians of an investment company.

3.12 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Portfolios assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in
      Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract. (b) Cash held for each Portfolio of the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.13 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

3.14 Proxies. The Custodian will generally, with respect to foreign securities held under this Article 3, use best efforts accepted by Institutional Clients to facilitate the exercise of voting and other shareholder proxy rights, subject always to the laws, regulations and practical constraints that may obtain in the jurisdiction where such securities are issued. The Fund acknowledges that local conditions may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.    Payments for Sales or Repurchases or Redemptions of Shares of the Fund

      The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

      From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

5.    Proper Instructions

      Proper Instructions as used throughout this Contract means (a) with respect to the purchase and sale of short-term debt securities with a maturity of less than one year when value is exchanged, written instructions from the Fund by any one individual authorized by the Board of Trustees and specified in a separate list for this purpose which will be furnished to the Custodian from time to time signed by the treasurer or any associate treasurer or any assistant treasurer and by the secretary or any assistant secretary as certified under the corporate seal of the Fund (an "Authorized Person"); (b) with respect to other transaction, written instructions from the Fund signed by any two Authorized Persons ; and (c) notwithstanding (a) and (b) above of this Article 5, with respect to "Free of Payment" deliveries, a writing manually signed by any two
Authorized  Persons  who are  officers  of the  Fund  with the  title  Chairman,
President, Executive Vice President, or Treasurer. Upon receipt of a writing manually signed by any two Authorized Persons who are officers of the Fund with the title Chairman, President, Executive Vice President, or Treasurer accompanied by a detailed description of procedures approved by such writing,

Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Fund and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.

6.    Actions Permitted without Express Authority

      The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

      2) surrender securities in temporary form for securities in definitive form;

      3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Fund.

7.    Evidence of Authority

      The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, unless otherwise directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. Until otherwise directed in writing, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund's currently effective prospectus related to such Portfolio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made in accordance with and at the time or times described from time to time in the Fund's currently effective prospectus related to such Portfolio and in accordance with the procedures agreed to in writing between the Fund and the Custodian and shall at all times comply with the standard of care set forth in Section 13 hereof.

9.    Records

      The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.   Opinion of Fund's Independent Accountant

      The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.   Reports to Fund by Independent Public Accountants

      The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.   Compensation of Custodian

      The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon in writing from time to time between Advisors and the Custodian and initially set forth in the fee schedule included in the Transfer Agency and Service Agreement between the Custodian and Advisors of even date herewith.

13.   Responsibility of Custodian, Indemnification

      13.1  Standard of Care

      1) General Standard of Care. The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Contract, and shall be liable to the Fund on behalf of the applicable Portfolio(s), for all loss, damage and expense suffered or incurred by such Portfolio resulting from the failure of the Custodian to exercise such reasonable care and diligence.

      2) Actions Prohibited by Applicable Law, etc. Except as may arise from the Custodian's own negligence, misfeasance or willful misconduct or the negligence, misfeasance or willful misconduct of a domestic sub-custodian or foreign banking institution acting as foreign sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of terrorism, riots, revolutions or work stoppages; (iii) errors by the Fund or the Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Contract; (iv) the insolvency of or acts or omissions by a Securities System; (v) any delay or failure of any broker or agent selected by the Fund, or an intermediary or agent of such broker, or any central bank or other commercially prevalent payment or clearing system outside of the United States to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold provided that the subcustodians or agents have acted in accordance with the terms of this contract; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System. In no event shall the Custodian be liable for indirect, special or consequential damages.

      3) Reliance on Instruments, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement.

      4) Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any loss, damage or expense to any Portfolio (i) the Custodian shall, (ii) the Custodian shall cause State Street London Ltd. to and (iii) the Custodian shall use all reasonable efforts to cause any applicable Subcustodian (other than State Street London Ltd.) appointed to hold assets in the U.S. or Foreign banking institutions acting as a foreign subcustodian to, use all reasonable efforts and take all reasonable steps under the circumstances to mitigate the efforts of such event and to avoid continuing harm to the Fund and the Portfolios.

      5) Advice of Counsel. The Custodian shall be entitled to rely on and act upon advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice; provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth herein.

      6) Expenses of Fund. In addition to the liability of the Custodian under this Section 13, the Custodian shall be liable to the Fund and each applicable Portfolio for all reasonable out-of-pocket costs and expenses incurred by the Fund in connection with any claim by the Fund against the Custodian arising from the obligations of the Custodian hereunder, including, without limitation, all reasonable attorneys' fees and expenses incurred by the Fund in asserting any such claim, and out-of-pocket expenses incurred by the Fund in connection with any lawsuits or proceedings relating to such claim; provided, that the Fund has recovered from the Custodian for such claim.

      13.2  Liability of Custodian for Actions of Other Persons

      1) Subcustodians located in the United States and Foreign banking institutions acting as foreign subcustodians. The Custodian shall be liable for the actions or omissions of any subcustodian located in the United States or any foreign banking institution acting as a foreign subcustodian to the same extent as if such action or omission were performed by the Custodian itself taking into account standards applicable to custodians in the relevant market.

      2) Securities System. Notwithstanding the provisions of Section 13 to the contrary, the Custodian shall not be liable to the Fund or any applicable Portfolio for any loss, damage or expense suffered or incurred by the Fund or any of its Portfolios resulting from the use by the Custodian or a subcustodian located in the United States or foreign banking institution acting as a foreign subcustodian, of a Securities System including, without limitation, the insolvency of a Securities System, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian or a subcustodian located in the United States or foreign banking institution acting as a foreign subcustodian; provided, however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it or a subcustodian located in the United States or foreign banking institution acting as a foreign subcustodian may have against the Securities System to protect the interests of the Fund and the Portfolios.

      3) Reimbursement of Expenses. The Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 13; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

      13.3  Indemnification

      1) Indemnification Obligations. Subject to the limitations set forth in this Agreement, the Fund hereby indemnifies and holds harmless the Custodian and its nominees from all loss, damage and expense (including reasonable attorneys' fees) suffered or incurred by the Custodian or its nominees caused by or arising from actions taken or omitted by the Custodian on behalf of the Fund in the performance of its duties and obligations under this Contract; provided, however, that such indemnity shall not apply to loss, damage and expense arising from the negligence, misfeasance or misconduct of the Custodian or its nominee. In addition, the Fund hereby indemnifies the Custodian, any subcustodian, Securities System, or their respective nominees against any liability incurred by reason of taxes assessed to such person, or other loss, damage or expenses incurred by such person, resulting from the fact that securities and other property of such Fund's Portfolios are registered in the name of such person; provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against any person. Furthermore, if the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

            If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominees shall incur or be assessed any taxes, charges, expenses or assessments in connection with the performance of this Contract or from any actions taken or omitted by the Custodian or its nominees on behalf of the Fund in the performance of its duties under this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act, misfeasance or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

      2) Notice of Litigation, Right to Prosecute, etc. If a person seeking indemnification pursuant to Section 13.3(1) hereof fails to promptly notify the Fund in writing of the commencement of any litigation or any proceeding brought against such person (a "Proceeding"), the Fund shall not be liable for indemnification under this Contract with respect to such Proceeding to the extent that the Fund's ability to defend is prejudiced by such failure.

            With respect to claims in a Proceeding for which indemnity by the Fund may be sought, the Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the control of the defense of any Proceeding. In the event the Fund elects to assume the control of the defense of any Proceeding, the persons seeking indemnification pursuant to Section 13.3(1) hereof involved in such Proceeding may retain additional counsel for purposes of the Proceeding but shall bear all fees and expenses of such retention of such counsel, unless (i) the Fund shall have specifically authorized the retention of such counsel, or (ii) if the Fund and such indemnified persons agree that the retention of such counsel is required as a result of a conflict of interest. If the Fund assumes control of any Proceeding hereunder, the Fund shall keep the persons seeking indemnification pursuant to Section 13.3(1) hereof notified of the progress of such Proceeding and, upon request, consult with such persons and their counsel concerning such Proceeding. The Fund will, upon request by the persons seeking indemnification pursuant to Section 13.3(1) hereof, either pay in the first instance or reimburse such persons for any expenses subject to indemnity hereunder.

            The Fund shall not settle or compromise any Proceeding without the prior written consent of each person seeking indemnification pursuant to Section 13.3(1) hereof involved in such Proceeding, which consent shall not be unreasonably upheld, unless (i) such settlement or compromise involves no admission of guilt, wrongdoing, or misconduct by any such person, (ii) such settlement or compromise does not impose any obligations or restrictions on any such person other than obligations to pay money that are subject to the indemnity under this Contract, and (iii) the Fund shall have paid, or made arrangements satisfactory to such person for payment of, all amounts payable by each such person in connection with such settlement.

            Except  as  part  of a  settlement  or  compromise  by the  Fund  in
            accordance  with  the  provisions  of  the   immediately   preceding
            paragraph, no person seeking indemnification pursuant to Section 13.3(1) hereof may consent to the entry of any judgment or settle any Proceeding subject to indemnity hereunder without providing the Fund with at least 15 days prior written notice of any such judgment or settlement and without the prior written consent of the Fund, which consent will not be reasonably withheld (to the extent such Proceeding relates to such person).

            Each person seeking indemnification pursuant to Section 13.3(1) hereof shall submit written evidence to the Fund with respect to any cost or expense for which such person is seeking indemnification in such form and detail as the Fund may reasonably request.

      13.4 Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, the Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's right against any subcustodians, Securities System, or other person for loss, damage or expense caused the Fund by such subcustodian, Securities System, or other person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such subcustodian, Securities System, or other person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that the Fund has not been made whole for any such loss or damage. If the Custodian makes the Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such subcustodian, Securities System or other person. Upon the Fund's election to enforce any rights of the Custodian under this Section 13.4, the Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by the Fund; provided that, so long as the Fund has acknowledged in writing its obligation to indemnify fully the Custodian under Section 13.3 hereof with respect to such claim, the Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by the Fund without the Custodian's consent and provided further, that if the Fund has not made an acknowledgment of its obligation to indemnify, the Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian. The Custodian agrees to cooperate with the Fund and take all actions reasonably requested by such Fund in connection with the Fund's enforcement of any rights of the Custodian. The Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of the Fund in connection with the fulfillment of its obligations under this Section 13.4;
            provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

      In no event shall the Custodian be liable for indirect, special or consequential damages.

      14.   Effective Period, Termination and Assignment

      This Contract shall become effective as of its execution and shall continue in full force and effect until terminated by either party by an instrument in writing, hand delivered or sent by certified mail, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by such Portfolio; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the

Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

      This Contract may not be assigned by either party without the consent of the other party, which consent in the case of the Fund shall be authorized or approved by a resolution of the Board of Trustees of the Fund.

      15.   Successor Custodian

      If a successor custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

      If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.   Amendments

      This Contract may be amended at any time by mutual agreement of the parties hereto; provided that no amendment or change to this Contract shall be authorized by the Fund on behalf of its Accounts without the written consent signed by an officer with the title of either Chairman, Vice Chairman or President and any officer with the title of Executive Vice President or Treasurer and accepted in writing by any Vice President or Managing Director of the Bank.

17.   Interpretive and Additional Provisions

      In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.   Additional Funds

      In the event that the Fund establishes one or more series of Shares in addition to International Equity Fund, Growth Equity Fund, Growth & Income Fund, Managed Allocation Fund, Bond Plus Fund and Money Market Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

19.   Massachusetts Law to Apply

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

20.   Prior Contracts

      This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

21.   Reproduction of Documents

      This Contract and all  schedules,  exhibits,  attachments  and  amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

22.   Shareholder Communications

      Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether the Fund authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose stock the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or do not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consent or object by checking one of the alternatives below.

      YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

      NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

23.   No Liability of Shareholders.

      This Contract is executed by the Trustees of the Fund, not individually, but rather in their capacity as Trustees under the Declaration of Trust made January 13, 1997, as amended. None of the shareholders of the Fund, Trustees, officers, employees, or agents of the Fund shall be personally bound or liable under this Contract, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Fund, and if the obligation or claim relates to the property held by the Fund for the benefit of one or more but fewer than all Funds, then only to the property held for the benefit of the affected Fund.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 16th day of July, 1997.


ATTEST                                 TIAA-CREF MUTUAL FUNDS

/s/ Stewart Greene                     By: /s/ Thomas G. Walsh
----------------------------               -------------------------------



                                       By: /s/ Richard J. Adamski
                                           -------------------------------



ATTEST                                 STATE STREET BANK AND TRUST COMPANY

/s/ Danielle Hayes                     By  /s/ Ronald E. Logue
----------------------------               -------------------------------
                                           Executive Vice President


ATTEST                                 TEACHERS ADVISORS, INC.

/s/ Stewart Greene                     By: /s/ Virgil H. Cumming
----------------------------               -------------------------------

                                   Schedule A
                                   ----------


      The  following  foreign  banking   institutions  and  foreign   securities
depositories have been approved by the Board of Directors/Board of Trustees of for use as sub-custodians for the Fund's securities and other assets:




                                   Schedule A
                                   ----------
                                 17f-5 Approval


     The Board of Directors/Trustees of TIAA-CREF Mutual Funds has approved certain foreign banking institutions and foreign securities depositories within State Street's Global custody Network for use as subcustodians for the Fund's securities, cash and cash equivalents held outside of the United States. Board approval is as indicated by the Fund's Authorized Officer:


Fund
Officer
Initials   Country            Subcustodian                            Central Depository
--------   -------            ------------                            ------------------
/s/ RA     State Street's entire Global Custody Network listed below

______     Argentina          Citibank, N.A.                          Caja de Valores S.A.

______     Australia          Westpac Banking Corporation             Austraclear Limited;

                                                                      Reserve Bank Information and
                                                                      Transfer System (RITS)

______     Austria            GiroCredit Bank Aktiengesellschaft      Oesterreichische Kontrollbank AG
                              der Sparkassen                          (Wertpapiersammelbank Division)

______     Bangladesh         Standard Chartered Bank                 None

______     Belgium            Generale Bank                           Caisse Interprofessionnelle de Depots
                                                                      et de Virements de Titres S.A. (CIK);

                                                                      Banque Nationale de Belgique

______     Botswana           Barclays Bank of Botswana Limited       None

______     Brazil             Citibank, N.A.                          Bolsa de Valores de Sao Paulo (Bovespa);

                                                                      Banco Central do Brasil,
                                                                      Systema Especial de Liquidacao e
                                                                      Custodia (SELIC)

______     Canada             Canada Trustco Mortgage Company         The Canadian Depository
                                                                      for Securities Limited (CDS)


Schedule A: 17f-5 Approval
Page 2


Fund
Officer
Initials   Country            Subcustodian                            Central Depository
--------   -------            ------------                            ------------------

______     Chile              Citibank, N.A.                          None
                                                                      Co., Ltd. (SSCC)

______     People's Republic  The Hongkong and Shanghai               Shanghai Securities Central Clearing and
           of China           Banking Corporation Limited,            Registration Corporation (SSCCRC);
                              Shanghai and Shenzhen branches
                                                                      Shenzhen Securities Central Clearing
                                                                      Co., Ltd. (SSCC)

______     Colombia           Cititrust Colombia S.A.                 None
                              Sociedad Fiduciaria

______     Cyprus             Barclays Bank PLC                       None
                              Cyprus Offshore Banking Unit

______     Czech Republic     Ceskoslovenska Obchodni                 Stredisko cennych papirfi (SCP);
                              Banka A.S.
                                                                      Czech National Bank (CNB)

______     Denmark            Den Danske Bank                         Vaerdipapircentralen - The Danish
                                                                      Securities Center (VP)

______     Ecuador            Citibank, N.A.                          None

______     Egypt              National Bank of Egypt                  Misr Company for Clearing, Settlement
                                                                      and Central Depository (MCSD)

______     Finland            Merita Bank Limited                     The Central Share Register of
                                                                      Finland

______     France             Banque Paribas                          Societe Interprofessionnelle
                                                                      pour la Compensation des
                                                                      Valeurs Mobilieres (SICOVAM);

                                                                      Banque de France,
                                                                      Saturne System

______     Germany            Dresdner Bank AG                        The Deutscher Kassenverein AG

______     Ghana              Barclays Bank of Ghana Limited          None



Schedule A: 17f-5 Approval
Page 3


Fund
Officer
Initials   Country            Subcustodian                            Central Depository
--------   -------            ------------                            ------------------

______     Greece             National Bank of Greece S.A.            The Central Securities Depository
                                                                      (Apothetirion Titlon A.E.)

______     Hong Kong          Standard Chartered Bank                 The Central Clearing and
                                                                      Settlement System (CCASS)

______     Hungary            Citibank Budapest Rt.                   The Central Depository and Clearing
                                                                      House (Budapest) Ltd. (KELER Ltd.)

______     India              Deutsche Bank AG                        None

______                        The Hongkong and Shanghai               None
                              Banking Corporation Limited

______     Indonesia          Standard Chartered Bank                 None

______     Ireland            Bank of Ireland                         None

                                                                      The Central Bank of Ireland,
                                                                      The Gilt Settlement Office (GSO)

______     Israel             Bank Hapoalim B.M.                      The Clearing House of the
                                                                      Tel Aviv Stock Exchange

______     Italy              Bank Paribas                            Monte Titoli S.p.A.;

                                                                      Banca d'Italia

______     Ivory Coast        Societe Generale de Banques             None
                              en Cote d'Ivoire

______     Japan              The Daiwa Bank, Limited                 Japan Securities Depository
                                                                      Center (JASDEC);

                                                                      Bank of Japan Net System

______                        The Fuji Bank, Limited                  Japan Securities Depository
                                                                      Center (JASDEC);

                                                                      Bank of Japan Net System

______                        The Sumitomo Trust                      Japan Securities Depository
                              & Banking Co., Ltd.                     Center (JASDEC)

                                                                      Bank of Japan Net System


Schedule A: 17f-5 Approval
Page 4

Fund
Officer
Initials   Country            Subcustodian                            Central Depository
--------   -------            ------------                            ------------------

______     Jordan             The British Bank of the Middle East     None

______     Kenya              Barclays Bank of Kenya Limited          None

______     Republic of Korea  SEOULBANK                               Korea Securities Depository (KSD)

______     Malaysia           Standard Chartered Bank                 Malaysian Central Depository Sdn.
                              Malaysia Berhad                         Bhd. (MCD)

______     Mauritius          The Hongkong and Shanghai               The Central Depository & Settlement
                              Banking Corporation Limited             Co. Ltd. (CDS)

______     Mexico             Citibank Mexico, S.A.                   S.D. INDEVAL, S.A. de C.V.
                                                                      (Instituto para el Deposito de
                                                                      Valores);

                                                                      Banco de Mexico

______     Morocco            Banque Commerciale du Maroc             None

______     Netherlands        MeesPierson N.V.                        Nederlands Centraal Instituut voor
                                                                      Giraal Effectenverkeer B.V. (NECIGEF)

______     New Zealand        NAZ Banking Group                       New Zealand Central Securities
                              (New Zealand) Limited                   Depository Limited (NZCSD)

______     Norway             Christiania Bank og                     Verdipapirsentralen - The Norwegian
                              Kreditkasse                             Registry of Securities (VPS)

______     Pakistan           Deutsche Bank AG                        None

______     Peru               Citibank, N.A.                          Caja de Valores (CAVAL)

______     Philippines        Standard Chartered Bank                 The Philippines Central Depository
                                                                      Inc. (PCD);

                                                                      The Book-Entry-System (BES) of Bangko
                                                                      Sentral ng Pilipinas, the Central Bank;
                                                                      The Registry of Scripless Securities
                                                                      (ROSS) of the Bureau of the Treasury,
                                                                      Department of Finance.


Schedule A: 17f-5 Approval
Page 5

Fund
Officer
Initials   Country            Subcustodian                            Central Depository
--------   -------            ------------                            ------------------

______     Poland             Citibank Poland S.A.                    The National Depository of Securities
                                                                      (Krajowy Depozyt Papierow
                                                                      Wartosciowych);

                                                                      National Bank of Poland

______     Portugal           Banco Comercial Portugues               Central de Valores Mobiliarios (Central)

______     Russia             Credit Suisse First Boston, Zurich      None
                              via Credit Suisse First Boston, Ltd.
                              Moscow

______     Singapore          The Development Bank                    The Central Depository (Pte)
                              of Singapore Ltd.                       Limited (CDP)

______     Slovak Republic    Ceskoslovenska Obchodna                 Stredisko Cennych Papierov (SCP);
                              Banka A.S.
                                                                      National Bank of Slovakia

______     South Africa       Standard Bank of South Africa Limited   The Central Depository Limited

______     Spain              Banco Santander, S.A.                   Servicio de Compensacion y
                                                                      Liquidacion de Valores, S.A. (SCLV);

                                                                      Banco de Espana
                                                                      Anotaciones en Cuenta

______     Sri Lanka          The Hongkong and Shanghai               Central Depository System
                              Banking Corporation Limited             (Pvt) Limited

______     Swaziland          Barclays Bank of Swaziland Limited      None

______     Sweden             Skandinaviska Enskilda Banken           Vardepapperscentralen VPC AB -
                                                                      The Swedish Central Securities Depository

______     Switzerland        Union Bank of Switzerland               Schweizerische Effekten - Giro AG
                                                                      (SEGA)

______     Taiwan - R.O.C.    Central Trust of China                  The Taiwan Securities Central
                              or                                      Depository Company, Ltd. (TSCD)

______                        ________________________________
                              (Client Designated Subcustodian)


Schedule A: 17f-5 Approval
Page 6


Fund
Officer
Initials   Country            Subcustodian                            Central Depository
--------   -------            ------------                            ------------------

______     Thailand           Standard Chartered Bank                 Thailand Securities Depository
                                                                      Company Limited (TSD)

______     Turkey             Citibank, N.A.                          Takas ve Saklama Bankasi A.S.
                                                                      (TAKASBANK);

                                                                      Central Bank of Trukey

______     United Kingdom     State Street Bank and Trust Company     None;

                                                                      The Bank of England,
                                                                      The Central Gilts Office (CGO);
                                                                      The Central Moneymarkets Office (CMO)

______     Uruguay            Citibank, N.A.                          None

______     Venezuela          Citibank, N.A.                          None

______     Zambia             Barclays Bank of Zambia Limited         Lusaka Central Depository (LCD)

______     Zimbabwe           Barclays Bank of Zimbabwe Limited       None

______     Euroclear (The Euroclear System)/State Street London Limited

______     Cedel (Cedel Bank, societe anonyme)/State Street London Limited



Certified by:

/s/ Richard J. Adamski             5/28/97
-------------------------          -------
Fund's Authorized Officer          Date